As filed with the Securities and Exchange Commission on July 9, 2001
                           Commission File Number 333-56382

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                              Amendment 2 to FORM SB-2
                               REGISTRATION STATEMENT
                              Under The Securities Act of 1933

                         Village XIII Acquisition Corporation
                    (Name of Small Business Issuer in its charter)

          NEVADA                                65-1031799
 (State or other jurisdiction of   (I.R.S. Employer Identification No.)
  incorporation or organization)

                          580 Village Boulevard, Suite 140
                             West Palm Beach, FL 33409
                            Telephone:  (561) 689-1611
   (Address and telephone number of registrant's principal executive offices and principal place of business.)

                                  Jack Augsback
                        580 Village Boulevard, Suite 140
                             West Palm Beach, FL 33409
                            Telephone:  (561) 689-1611
         (Name, address and telephone number of agent for service.)

                            with copies to:
                            Jody M. Walker
                            Attorney At Law
                       7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                              Proposed       Proposed       Amount of
class of                 Amount to be      offering       aggregate     registration
securities                registered        price       offering price     fee

common stock(1)             2,000,000        $ .10           200,000       $   55.60
                            2,000,000                     $  200,000       $  278.00

 (1)Represents common stock being registered on behalf of Selling
   Security Holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting under Section 8(a), may determine.

Preliminary Prospectus Dated July 7, 2001
SUBJECT TO COMPLETION

     2,000,000 common shares on behalf of selling security holders



                   VILLAGE XIII ACQUISITION CORPORATION



We are a blank check company.   Our sole purpose at this time is to
locate and consummate a merger or acquisition with a private entity.


The selling security holder offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2002.

We will not receive any of the proceeds from the sales of the 2,000,000
common shares being sold by the selling shareholders.   We will not pay
commissions on stock sales.

No public market currently exists for our shares.

Consider carefully the risk factors beginning on page 4 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  The date of the prospectus is July 7, 2001.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                                4
RISK FACTORS                                      4
   -  No operating history
   -  Cannot make a market until merger or
       acquisition consummated
   -  No active trading market
   -  We may not be able to find a suitable
        merger or acquisition candidate
   -  If a sufficient number of investors
        do not reconfirm their investment
   -  You will not have access to your funds
   -  We have no funds and do not have any
        full-time management
   -  Management may sell some of their
        common stock to a merger or acquisition
        candidate
   -   There is no minimum offering amount
   -   The selling shareholders may have liability
LIMITED STATE REGISTRATION                        6
SELLING SECURITY HOLDERS                          6
RULE 419 OFFERINGS                                8
PLAN OF DISTRIBUTION                             10
USE OF PROCEEDS                                  11
DILUTION                                         12
VILLAGE XIII                                       12
PLAN OF OPERATION                                19
MANAGEMENT                                       20
PRINCIPAL SHAREHOLDERS                           23
CERTAIN TRANSACTIONS                             24
SHARES ELIGIBLE FOR FUTURE SALE                  24
MARKET FOR REGISTRANT'S COMMON EQUITY            25
DESCRIPTION OF SECURITIES                        25
INDEMNIFICATION                                  26
LEGAL MATTERS                                    26
LEGAL PROCEEDINGS                                26
ADDITIONAL INFORMATION                           26
EXPERTS                                          27
INTERESTS OF NAMED EXPERTS AND COUNSEL           27
FINANCIAL STATEMENTS                             27

                        PROSPECTUS SUMMARY

Village XIII Acquisition
   Corporation:                 We have a mailing address at 580
Village Boulevard, Suite 140 West Palm
Beach, FL - phone number is (561) 689-
1611.   Other than this mailing
address, we do not currently have any
other office facilities.   We do not
anticipate the need for office
facilities at any time in the
foreseeable future. We pay no rent or
other fees for the use of this mailing
address.

Corporate
Operations.                     We are a blank check company subject to
Rule 419.  We were organized as a
vehicle to acquire or merge with
another business or company.   We have
no present plans, proposals,
agreements, arrangements or
understandings to acquire or merge with
any specific business or company nor
have we identified any specific
business or company for investigation
and evaluation for a merger with us.

Since our organization, our activities
have been limited to the sale of
initial shares for our organization and
our preparation in producing this
registration statement and prospectus
for the selling security holder
offering.

We will not engage in any substantive
commercial business immediately
following this offering and for an
indefinite period of time following
this offering.


Selling Shareholders            2,000,000 shares

Common Shares Outstanding       2,000,000 shares
   Prior to offering

Common Shares to be outstanding
   After offering               2,000,000 shares

Sales by Selling
Security Holders.               We are registering common shares on behalf of
selling security holders in this prospectus. We
will not receive any cash or other proceeds in
connection with the subsequent sale.   We are not
selling any common shares on behalf of selling security holders and have no control or affect on these selling security holders.

Any proceeds from the sale of these
securities and any securities issued
in connection with the offering by the
selling security holders will be
held in an escrow account under Rule
419 until an acquisition is
consummated.

Termination of the Offering
  By Selling Security Holders    The offering will commence on the
                                 effective date of this prospectus and
                                 will terminate on or before December
                                 31, 2002.


                       RISK FACTORS

1. We have no operating history and will not pursue any operations until we locate a merger or acquisition candidate. You may lose up to 10% of your investment

Since our incorporation in August 2000, we have been performing only administrative operations to pursue this offering. To date, we have an
accumulated deficit of $2,181.   We currently have no working capital
and we are dependent on advances from current officers and directors to locate a merger or acquisition candidate and consummate a merger or acquisition.

2.   We cannot make a market in our securities until we have
consummated a merger or acquisition, which can take up to 18 months, if
at all.   You will not be able to liquidate your investment in the
event of an emergency or for any other reason unless an acquisition has occurred.

We do not have a public market for our common shares. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We cannot undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition, which can take up to 18 months, if
at all.    You will not be able to liquidate your investment in the
event of an emergency or for any other reason unless an acquisition has occurred.

3. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

4. If we cannot find a suitable merger or acquisition candidate, we may not be able to commence operations and we will have to return your
investment.   You will not receive a full refund.  The maximum
deduction from your investment will be 10%.

We have not entered into any current negotiations regarding an
acquisition or merger.   Even if we locate a suitable candidate, we may
not be able to successfully commence operations due to the other costs involved, such as costs involving filing a post effective amendment,
etc.   We would have to return your investment and up to 10% of your investment may have been used in payment of commissions.

5. If a sufficient number of investors do not reconfirm their investment, the business combination will not be closed and you will not be issued your securities.

We cannot consummate a business combination with a target business unless we can convince 80% of the investors in this offering to
reconfirm their investment.   If an insufficient number of investors
reconfirm their investment, we will have to return the funds in escrow
to investors on a pro-rata basis.   We may have paid up to 10% of the
proceeds in commissions and investors will receive only a portion of the funds originally invested.

6.   You will not have access to your funds after effectiveness of the
registration statement for up to 18 months.   If we do not consummate a
merger, you will not receive a full refund. The maximum deduction from your investment will be 10%.

No transfer or other disposition of the escrowed securities can be
permitted except in identified instances.   For the term of the
offering or 18 months from the effective date of the registration statement, you will not have access to your funds after consummation of
the offering.   If we do not consummate a merger, you will not receive
all of your initial investment back. Up to 10% of the funds may have been paid for commissions.

7. We have no funds and do not have full-time management that can conduct a complete and exclusive investigation and analysis of any
target merger or acquisition candidate.   We may not find a suitable
candidate.   You will not receive a full refund.  The maximum deduction from your investment will be 10%.

It is impracticable to conduct a complete and exclusive investigation and analysis of any target business with no funds. Our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys.

8.   Management is not required to spend any minimal amount of time on
company business.   Sufficient time may not be spent locating a
suitable acquisition candidate and you may lose up to 10% of your investment.

Management is not required to spend any minimal amount of time locating a suitable acquisition candidate or on any other company business.
You may lose up to 10% of your investment if management does not spend sufficient time to locate a suitable acquisition candidate in the 18 month period.

9.   The selling shareholders may have liability because of their
status as underwriters.   They may sue us if there are any omissions or
misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.


                  LIMITED STATE REGISTRATION

Initially, the only states in which our securities may be sold are New
York State and Florida.   We have not yet completed the necessary
filings with Florida.  Upon effectiveness in those states, you may
only resell your shares in New York State and Florida.   In the event
we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell common shares to investors who reside in foreign countries. In that event, we will register or qualify the sale of our common shares in such country unless an exemption from registration or qualification
is available.   We intend to offer our securities to residents of the
Province of British Columbia, Canada. The sale to residents of British Columbia, so long as the offering is sold to fewer than 50 subscribers, excluding officers, directors and employees, is exempt from registration.


                    SELLING SECURITY HOLDERS

Village XIII shall register pursuant to this prospectus 2,000,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                           Amount         Total Number     % Owned         Number of         % Owned
                                Being            Owned          Prior to      Shares Owned         After
                              Registered      Currently        offering      After offering      offering
Jack Augsback(2)               795,000      1,515,000(1)         75.75%            0                 0%
Jack Augsback & Co., Inc.      720,000      1,515,000(1)         75.75%            0                 0%
Jo Ann Augsback (2)             62,500         62,500             3.13%            0                 0%
Tammy L. Augsback(2)            30,000         30,000              1.5%            0                 0%
Anthony Amrhein                 10,000         10,000               .5%            0                 0%
Timothy Augsback                10,000         10,000               .5%            0                 0%
Terry L. Benavente              10,000         10,000               .5%            0                 0%
Jack Augsback as custodian
  For Javier C. Benavente        5,000          5,000              .25%            0                 0%
Jack Augsback as custodian
   Alexandria J. Benavente       5,000          5,000              .25%            0                 0%
Jack Augsback as custodian
   Jeremy J. Benavente           5,000          5,000              .25%            0                 0%
Patricia A. Kelly               10,000         10,000               .5%            0                 0%
Todd J. Amrhein                 10,000         10,000               .5%            0                 0%
Tammy Sypniewski                10,000         10,000               .5%            0                 0%
Patricia A. Kelly as custodian
 for Jeffrey Kelly               2,000          2,000               .1%            0                 0%




Patricia A. Kelly as custodian
 for Alicia Kelly                2,000          2,000               .1%            0                 0%
Edna Hockney                    15,000         15,000              .75%            0                 0%
Debra L. Shaw                   10,000         10,000               .5%            0                 0%
Debra L. Shaw as custodia
   For Sara Shaw                 2,000          2,000              .10%            0                 0%
Charito Augsback                 5,000          5,000              .25%            0                 0%
Jack Augsback as custodian
   For Donald Rodriguez          1,500          1,500              .08%            0                 0%
Jack Augsback as custodian
   Jennifer Ramos                1,500          1,500              .08%            0                 0%
Jack Augsback as custodian
   Richard Ramos                 1,500          1,500              .08%            0                 0%
Jack Augsback as custodian
   Theresa Augsback              1,500          1,500              .08%            0                 0%
Jack Augsback as custodian
   For James Augsback            1,500          1,500              .08%            0                 0%
Janie Koch                       5,000          5,000              .25%            0                 0%
Charles Jarrett                  5,000          5,000              .25%            0                 0%
Jody Walker, Esquire            25,000         25,000             1.25%            0                 0%
Mark V. Stys                    25,500         25,500             1.26%            0                 0%
Carolyn Stys                    15,000         15,000              .75%            0                 0%
Mark V. Stys as custodian for
   J. Robert Stys                5,000          5,000              .25%            0                 0%
Mark V. Stys as custodian for
   Matthew R. Stys               5,000          5,000              .25%            0                 0%
Mark V. Stys as custodian for
   Michael V. Stys               5,000          5,000              .25%            0                 0%
Cynthia Wilcox                     500            500              .03%            0                 0%
Michael Wilcox                     500            500              .03%            0                 0%
Cynthia Wilcox as custodian
   For Sara Wilcox                 500            500              .03%            0                 0%
Cynthia Wilcox as custodian
   For Lindsay Wilcox              500            500              .03%            0                 0%
Michele O'Neill                    500            500              .03%            0                 0%
Michele O'Neill as custodian
   For Nicholas O'Heill            500            500              .03%            0                 0%
Glenn O'Neill                      500            500              .03%            0                 0%
Anna Stys                          500            500              .03%            0                 0%
Gerald Stys                        500            500              .03%            0                 0%
Jeff Stys                          500            500              .03%            0                 0%
Patricia Kachinsky                 500            500              .03%            0                 0%
Robert Kachinsky                   500            500              .03%            0                 0%
Amy Alessi                         500            500              .03%            0                 0%
Nick Alessi                        500            500              .03%            0                 0%
Beth O'Brien                       500            500              .03%            0                 0%
Kevin O'Brien                      500            500              .03%            0                 0%
Lisa Hickey                        500            500              .03%            0                 0%
Lisa Hichey as custodian
  For Jake Hickey                  500            500              .03%            0                 0%
Lisa Hichey as custodian
  For Timmy Hickey                 500            500              .03%            0                 0%
William Hickey                     500            500              .03%            0                 0%
Stephen Gordon                  10,000         10,000               .5%            0                 0%
Jack Augsback as custodian for
   Bailey Jarrett                1,000          1,000              .06%            0                 0%
Phillip Lewis                   10,000         10,000               .5%            0                 0%
Beverly Lewis                   10,000         10,000               .5%            0                 0%
Brandon Lewis                    5,000          5,000              .25%            0                 0%
Cheryl Lewis                     5,000          5,000              .25%            0                 0%
Cheryl Lewis as custodian
   For Dillon Lewis              2,000          2,000              .12%            0                 0%
Nancy Tomasetti                    500            500              .03%            0                 0%
Sandra Tomasetti                   500            500              .03%            0                 0%
Sandra Tomasetti as custodian
   For Laura Gaston                250            250              .01%            0                 0%
Laura Rabin Miller                 500            500              .03%            0                 0%
Laura Raybin Miller as custodian
   For Adam Raybin                 250            250              .01%            0                 0%
Barbara Levine                     250            250              .01%            0                 0%
Ellen Mulcahy                      500            500              .03%            0                 0%
Robert Mulcahy                     250            250              .01%            0                 0%
Beth Mulcahy                       250            250              .01%            0                 0%
Laura Raybin Miller as custodian
   For Raquel Grando               250            250              .01%            0                 0%
Laura Raybin Miller as custodian
   For Stacey Grando               250            250              .01%            0                 0%
Matthew Pirinea                    500            500              .03%            0                 0%


John Bergonzi                      250            250              .01%            0                 0%
Gerald Bergonzi                    250            250              .01%            0                 0%
Geraldine Bergonzi                 250            250              .01%            0                 0%
Gerald Bergonzi as custodian
   For Giancario Bergonzi          250            250              .01%            0                 0%
Gerald Bergonzi as custodian
   For Gabriella Bergonzi          250            250              .01%            0                 0%
Cheri C. Simon                  15,000         15,000              .75%            0                 0%
Terri A. Messner                10,000         10,000               .5%            0                 0%
Angelo A. Pucini                   500            500              .03%            0                 0%
Javier E. Benavente            100,000        100,000              5.0%            0                 0%

(1)Jack Augsback controls Jack Augsback & Co., Inc.
(2)Jack Augsback, Tammy Augsback and Jo Ann Augsback are officers and directors of Village XIII.

               SALES THROUGH REGISTERED BROKER-DEALERS

We expect that the selling security holders will offer the shares in direct sales to private persons. In that event, the transactions will be effected under the terms of the executed escrow agreement with First Union National Bank.

It is possible that the selling security holders may offer the shares to or through registered broker-dealers who may be paid standard commissions or discounts by the selling security holders. In that event, the funds and securities will be deposited into a segregated account at the broker-dealer, to be held and released on the same terms and conditions as described under Escrow Account above, except that the amount of any brokerage commission or selling expenses may be deducted from your funds as soon as they are deposited.

As of the date of this prospectus, we believe that no selling security holders have any arrangements or agreements with any underwriters or broker-dealers to sell the shares. Should any selling security holder make such an agreement or arrangement, any sales under the agreement must be transacted either through the escrow agreement with First Union National Bank or through a segregated brokerage account. If selling security holders offer the shares through registered broker-dealers, we will file a post-effective amendment to advise of such change and will file an executed segregated brokerage account agreement.

Additionally, agents, brokers or dealers may acquire shares or interests in shares and may, from time to time, make distributions of
the shares or interests in that capacity.   These distributions will
be subject to the escrow requirements of Rule 419 until we have completed an acquisition or merger.


                       RULE 419 OFFERINGS

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to the selling security holders and the securities will be released to you only after we have met the following three basic conditions:

First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

 Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. Each investor will have a minimum of 20 business days and a maximum of 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor. If we have not received written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account will be promptly returned to the investor within five business days. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

Accordingly, we have entered into an escrow agreement with First Union National Bank, which provides that:

The proceeds are to be deposited into the escrow account maintained by
the escrow agent promptly upon receipt.   Rule 419 permits 10% of the
funds to be released to the selling security holders prior to the
reconfirmation offering.   The selling security holders do not intend
to have the funds released to them.    The funds and any dividends or
interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities
held in your name.   The securities held in the escrow account may
neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

The funds will be released to the selling shareholders, and the securities will be released to you, only after:

The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

                - We have executed an agreement for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

                - The post-effective amendment has been declared effective.

                - We have satisfied all of the prescribed conditions of the reconfirmation offer.

                - The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

The selling security holder offering will begin on the effective date of the prospectus and terminate on or before December 31, 2002.

No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our securities.

No member of management, promoter or any acting at their direction will be paid finders' fees or other acquisition related compensation from revenues or other funds of an acquisition or merger candidate, or by the issuance of debt or equity of such an entity.

Management may consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition transaction. A premium may be paid for management's shares in connection with any such stock purchase transaction.

We will disseminate information regarding any broker-dealers that make a market in our securities in the future, if any, to our shareholders as part of ongoing communication.


                        USE OF PROCEEDS

We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

Current officers and directors of Village XIII have verbally agreed to provide funds to cover the offering expenses, SEC reporting requirements and a minimal search for an acquisition candidate.


                          DILUTION

Further Dilution. We may issue additional restricted common shares in private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of Village XIII's common shares and investors in this offering

                        VILLAGE XIII

Village XIII was incorporated under the laws of the State of Nevada on August 8, 2000.

Since inception, Village XIII has performed only those administrative functions necessary in further pursuance of this offering. Village XIII is in the early developmental and promotional stages. To date Village XIII's only activities have been organizational ones, directed
at developing its business plan and raising its initial capital.   We
have not generated any revenues.

Village XIII has not commenced any commercial operations. Village XIII has no employees and owns no real estate. We do not intend to perform any operations until a merger or acquisition candidate is located and a merger or acquisition consummated. Village XIII can be defined as a shell company whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

Another aspect of our business plan that Village XIII intends to implement after this registration statement becomes effective, is to seek to facilitate the eventual creation of a public trading market in its outstanding securities. Village XIII's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Village XIII has very limited capital, and it is unlikely that Village XIII will be able to take advantage of more than one such business opportunity.

Village XIII intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Village XIII has not identified any business opportunity that it plans to pursue, nor has Village XIII reached any agreement or definitive understanding with any person concerning an acquisition.

Jack Augsback, one of Company's officers and directors has previously been involved in transactions involving a merger between an established company and a shell entity, and has a number of contacts within the
field of corporate finance.   As a result, he has had preliminary
contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition by a shell company. However, none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with Village XIII.

We anticipate that Mr. Augsback will contact broker-dealers and other persons with whom he is acquainted and who are involved in corporate finance matters to advise them of Village XIII's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with Village XIII.
No assurance can be given that Village XIII will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Village XIII or its stockholders.

Village XIII's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange

Village XIII anticipates that the business opportunities it finds will

   - be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

   - be in need of funds to develop a new product or service or to expand into a new market;

   - be relying on an untested product or market to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others.

Village XIII's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. As a consequence of this registration of its securities, any entity, which has an interest in being acquired by, or merging into Village XIII, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.

In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Village XIII would be issued by Village XIII or purchased from the current principal shareholders of Village XIII by the acquiring entity or its affiliates.

If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for this stock. In Village XIII's judgment, none of our officers and directors would become an "underwriter" within the meaning
of the Section 2(11) of the Securities Act of 1933, as amended.    The
sale of a controlling interest by certain principal shareholders of Village XIII could occur at a time when the other shareholders of Village XIII remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officers and directors of Village XIII may resign their management positions with Village XIII in connection with Village XIII's acquisition of a business opportunity.

In the event of such a resignation, Village XIII's current management would not have any control over the conduct of Village XIII's business following Village XIII's combination with a business opportunity. We anticipate that business opportunities will come to Village XIII's attention from various sources, including our officer and director, our other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

Village XIII has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities
for Village XIII.   Village XIII does not foresee that it would enter
into a merger or acquisition transaction with any business with which its
officers or directors are currently affiliated.   Should Village XIII
determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of Village XIII and its stockholders, Village XIII is permitted by Nevada law to enter into such a transaction if:

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the board of directors, and the board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

 - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

 - The contract or transaction is fair as to Village XIII as of the time it is authorized, approved or ratified, by the board of directors or the stockholders.

Investigation and Selection of Business Opportunities

We will primarily make a decision to participate in a specific business opportunity based on:

   - management's analysis of the quality of the other company's management and personnel,
   - the anticipated acceptability of new products or marketing concepts,
   - the merit of technological changes, the perceived benefit Village XIII will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

We anticipate that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to

   -   shift marketing approaches substantially
   -   expand significantly
   -    change product emphasis
   -    change or substantially augment management
   -    or make other changes.

Village XIII will be dependent on the owners of a business opportunity to identify any problems that may exist and to implement, or be primarily responsible for the implementation of, required changes.

Since Village XIII may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, we will incur further risks, because management in many instances

   -   will not have proved its abilities or effectiveness,
   - the eventual market for a company's products or services will likely not be established,
   -   and the company may not be profitable when acquired.

We anticipate that we will not be able to diversify, but will essentially be limited to one such venture because of Village XIII's
limited financing.   This lack of diversification will not permit
Village XIII to offset potential losses from one business opportunity against profits from another.

Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee.

Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding
   -   use of consultants or advisors,
   -   the criteria to be used in selecting consultants or advisors,
   -   the services to be provided,
   -   the term of service, or
   -   regarding the total amount of fees that may be paid.

However, because of the limited resources of Village XIII, it is likely that any fee Village XIII agrees to pay would be paid in stock and not in cash.

In evaluating any merger or acquisition candidate, Village XIII anticipates that we will consider, among other things, the following factors:

 - Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

 - Village XIII's perception of how any particular business opportunity will be received by the investment community and by Village XIII's stockholders;

 - Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of Village XIII to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of a Rule 15g-9 adopted by the Securities and Exchange Commission.

 - Capital requirements and anticipated availability of required funds, to be provided by Village XIII or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

 - The extent to which the business opportunity can be advanced;

 - Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

 - Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

 - The cost of participation by Village XIII as compared to the perceived tangible and intangible values and potential; and

 - The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

In regard to the possibility that the shares of Village XIII would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least $2,000,000, and proposals have recently been made to increase these qualifying amounts.

Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with Village XIII would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Potential investors must recognize that, because of Village XIII's limited capital available for investigation and management's limited experience in business analysis, Village XIII may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Village XIII is unable to predict when it may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, Village XIII will generally request that we be provided with written materials regarding the business opportunity containing such items as

   -   a description of products;
   -   services and company history;
   -   management resumes;
   -   financial information;
   - available projections, with related assumptions upon which they are based;
   -   an explanation of proprietary products and services;
   - evidence of existing patents, trademarks, or services marks, or rights thereto
   -   present and proposed forms of compensation to management
   - a description of transactions between the company and its affiliates during relevant periods;
   -   a description of present and required facilities;
   -   an analysis of risks and competitive conditions;
   - a financial plan of operation and estimated capital requirements;
   - audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and
   -   other information deemed relevant.

As part of Village XIII's investigation, Village XIII's executive officers and directors
   -   may meet personally with management and key personnel;
   -   may visit and inspect material facilities;
   - obtain independent analysis or verification of certain information provided;
   -   check references of management and key personnel; and
   - take other reasonable investigative measures, to the extent of Village XIII's limited financial resources and management expertise.

Our management believes that various types of potential merger or acquisition candidates might find a business combination with Village XIII to be attractive. These include

   - acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders;

   - acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial; and
   - acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Acquisition candidates that have a need for an immediate cash infusion are not likely to find a potential business combination with Village XIII to be an attractive alternative.

Form of Acquisition

It is impossible to predict the manner in which Village XIII may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of Village XIII and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of Village XIII and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to

   -   leases, purchase and sale agreements,
   -   licenses,
   -   joint ventures and
   -   other contractual arrangements.

Village XIII may act directly or indirectly through an interest in a partnership, corporation or other form of organization.

Implementing such structure may require the merger, consolidation or reorganization of Village XIII with other corporations or forms of business organization, and although it is likely, we cannot assure you that Village XIII would be the surviving entity. In addition, the present management and stockholders of Village XIII most likely will not have control of a majority of the voting shares of Village XIII
following a reorganization transaction.   As part of such a
transaction, Village XIII's existing directors may resign and new directors may be appointed without any vote by stockholders. It is likely that Village XIII will acquire its participation in a business opportunity through the issuance of common stock or other securities of Village XIII.

Although the terms of any such transaction cannot be predicted, in certain circumstances, the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest equal to 80% or more of the common stock of the combined entities immediately following the reorganization.

If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, Village XIII's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of Village XIII prior to such reorganization.
Our issuance of these additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in Village XIII by the current officers, directors and principal shareholders.

We anticipate that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, Village XIII may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter.

The issuance of substantial additional securities and their potential sale into any trading market that might develop in Village XIII's securities may have a depressive effect upon such market. Village XIII will participate in a business opportunity only after the negotiation and execution of a written agreement.

Although the terms of such agreement cannot be predicted, generally such an agreement would require

   - specific representations and warranties by all of the parties thereto,
   -   specify certain events of default,
   - detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing,
   - outline the manner of bearing costs if the transaction is not closed,
   -   set forth remedies upon default, and
   -   include miscellaneous other terms.

Village XIII anticipates that we, and/or our officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. This letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither Village XIII nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed.

Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds. We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

If we decide not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, our inability to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulations

Village XIII may participate in a business opportunity by purchasing, trading or selling the securities of such business. Village XIII does not, however, intend to engage primarily in such activities.

Specifically, Village XIII intends to conduct its activities so as to avoid being classified as an investment company under the Investment Company Act of 1940, and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an investment company, and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets excluding government securities, cash or cash items.

Village XIII intends to implement its business plan in a manner that will result in the availability of this exception from the definition
of investment company.    As a result, Village XIII's participation in
a business or opportunity through the purchase and sale of investment securities will be limited.

Village XIII's plan of business may involve changes in our capital structure, management, control and business, especially if we consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since Village XIII will not register as an investment company, stockholders will not be afforded these protections.

Any securities which Village XIII might acquire in exchange for our common stock will be restricted securities within the meaning of the Securities Act of 1933. If Village XIII elects to resell these securities, the sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale.

Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, Village XIII would be required to comply with the provisions of the Act to effect such resale. An acquisition made by Village XIII may be in an industry that is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

Village XIII expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than Village XIII and will therefore be in a better position than Village XIII to obtain access to attractive business opportunities. Village XIII also will experience competition from other public blind pool companies, many of which may have more funds available than does Village XIII.

Employees

Village XIII is a development stage company and currently has no employees. Management of Village XIII expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities.

The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate
in specific business opportunities.   We will not pay or accrue
remuneration for the benefit of Village XIII's officers prior to, or at the same time, as the completion of a business acquisition.


                 PLAN OF OPERATION

Liquidity and Capital Resources

Village XIII remains in the development stage and, since inception, has experienced no significant change in liquidity or capital
resources.   Village XIII's balance sheet as of March 31, 2001,
reflects a current asset value of $0, and a total asset value of $4. Village XIII will carry out its plan of business as discussed above. Village XIII cannot predict to what extent its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses, if any, of the business entity which Village XIII may eventually acquire.

Results of Operations

During the period from August 8, 2000 (inception) through March 31, 2001, Village XIII has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of
1934, as amended.   No revenues were received by Village XIII during
this period.

Village XIII anticipates that until a business combination is completed with an acquisition candidate, we will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Continuing Capital.

Village XIII believes that our existing capital will not be sufficient to meet Village XIII's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately eighteen months. Accordingly, in the event Village XIII is able to complete a business combination during this period, it anticipates that our existing capital will not be sufficient to allow us to accomplish the
goal of completing a business combination.   Village XIII will depend
on additional advances from stockholders.

We cannot assure you that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, Village XIII's needs for additional financing are likely to increase substantially. Management and other stockholders have not made any commitments to provide additional
capital.   We cannot assure you that any additional funds will be
available to Village XIII to allow us to cover our expenses. Even if Village XIII's cash assets prove to be inadequate to meet Village XIII's operational needs, Village XIII might seek to compensate providers of services by issuances of stock in lieu of cash.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

                  MANAGEMENT

The directors and executive officers currently serving Village XIII are as follows:
Name                              Position              Term of office

Tammy Augsback, age 32            President                Inception
                                  Director                 to present

Jo Ann Augsback, age 52          Vice President             Inception
                                  Director                 to present

Jack Augsback, age 56           Secretary/Treasurer          Inception
                                  Director                  to present

The directors named above will serve until the next annual meeting of
Village XIII's stockholders.   Officers will hold their positions at
the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of Village XIII and any other person under which any director or officer was or is to be selected as a director or officer. The directors and officers of Village XIII will devote their time to Village XIII's affairs on an as needed basis which is estimated to be nominal or less than 5% of their time.

Biographical Information

Tammy Augsback.   Ms. Augsback has been president and a director of
Village XIII since inception.   From February 1990 to March 2000, Ms.
Augsback was a senior probation officer for the Florida Department of
Corrections.   Ms. Augsback received a Bachelor of Science degree from
Nova University in business administration with a specialty in marketing in 1985.

Since their inception in January and October 2000, Ms. Augsback has been an officer and director of Village VI Acquisition Corporation, Village XI Acquisition Corporation and Village XII Acquisition Corporation, other blank check companies currently in registration with the Securities and Exchange Commission.

Jo Ann Augsback.   Ms. Augsback has been vice president and a director
of Village XIII since inception.   From 1995 to present, Ms. Augsack
has been vice president-administration for Jack Augsback & Co. Inc., an investment banking firm. From 1981-1995, Ms. Augsback held the same position with the predecessor firm, Jack Augsback & Associates Inc. Prior to that time, for ten years, Ms. Augsback was president and general manager of DownUnder, Inc., Panama City Beach, Florida, a food, beverage and apparel firm.

Since their inception in January and October, 2000, Ms. Augsback has been an officer and director of Village VI Acquisition Corporation, Village XI Acquisition Corporation and Village XII Acquisition Corporation, other blank check companies currently in registration with the Securities and Exchange Commission.

Ms. Augsback attended the University of Cincinnati and received a
B. A. degree in Business from Quinnipiac College in Connecticut.

Jack Augsback.   Mr. Augsback has been secretary/treasurer and a
director of Village XIII since inception.   For the last five years,
Mr. Augsback has been President and Chief Executive Officer of Jack Augsback & Associates, Inc., Jack Augsback & Co., Inc. and Managing
Partner of Jack Augsback & Co. LLC.   These companies are all in the
financial consulting and investor relations business.

Mr. Augsback graduated from Miami University with a Bachelor of
Science degree in Economics.   He received a MBA in Quantative
Economics from the Miami Graduate School of Business and MBAs in Finance and Economics from the St. Moritz University.

Family Relationships.   Tammy Augsback is the daughter of Jack and
Jo Ann Augsback.   There is no marital relationship between Jack and
Jo Ann Augsback.

Prior Blank Check Experience

Registration statements have been filed for the following companies. Tammy Augsback is serving as president and director for each company. JoAnn Augsback is serving as vice president and director for each
company.   Jack Augsback is serving as secretary/treasurer and
director for each company.   The SB-2s filed for each company is
offering 2,000,000 common shares on behalf of selling security holders.

Incorporation Name                    File Form       Number        Date of Filing   Effective Date
------------------                    ---------       ------        --------------   --------------
Village VI Acquisition Corporation       SB-2       333-56372         March 1, 2001          -
Village XI Acquisition Corporation       SB-2       333-56518         March 1, 2001          -
Village XII Acquisition Corporation      SB-2       333-56380         March 1, 2001          -

Registration statements have also been filed for the following
companies.   Jack Augsback is serving as treasurer and director for
each company.   The SB-2s filed for each company is offering 5,000,000
common shares at an offering price of $.20 per share to raise $1,000,000 and 855,000 common shares on behalf of selling security
holders.   The SEC has recently been declared the registration
statements abandoned.   Each of the companies intends to refile the
registration statement within the next thirty days.

Incorporation Name                    File Form       Number        Date of Filing   Effective Date
------------------                    ---------       ------        --------------   --------------
Village I Acquisition Corporation        SB-2       333-32830        March 20, 2000          -
Village II Acquisition Corporation       SB-2       333-32832        March 20, 2000          -
Village III Acquisition Corporation      SB-2       333-32836        March 20, 2000          -

Conflicts of Interest
          Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Village XIII. Because the officers and directors are engaged in other business activities, management anticipates it will devote their time on an as needed basis that is estimated to be nominal or less than 5% of their time.

          Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the
opportunity may relate to our proposed business operations.   There is
no order or system in place in which these blank check companies will be permitted to enter into a discussion with a target

          The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with, on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

Executive Compensation

          None of our officers and/or directors has received any compensation for their respective services rendered unto us. They all
have agreed to act without compensation.   As of the date of this
registration statement, we have no funds available to pay directors. Further, none of the directors are accruing or will accrue any compensation pursuant to any agreement with us.

          It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the board of directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the board of directors as a result of the inability of the board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

          It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if compensation is in the form of cash, payment will be tendered by the acquisition or merger candidate, because we have insufficient cash available. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which range up to ten percent of the transaction price. No member of management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

          No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of its employees.


                   PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of Village XIII. Also included are the shares held by all executive officers and directors as a group.

Name and Address                  Number of            Percentage       Percentage
                              Shares Outstanding       of Shares          of Shares
                                                      Outstanding       After Offering
Jack Augsback(1)                    1,515,000             75.75%              0.0%
580 Village Boulevard
Suite 140
W. Palm Beach, FL 33409

Jo Ann Augsback                       62,500               3.13%              0.00%
580 Village Boulevard
Suite 140
W. Palm Beach, FL 33409

Tammy Augsback                        30,000               1.5%               0.00%
580 Village Boulevard
Suite 140
W. Palm Beach, FL 33409



Javier E. Benavente                  100,000              5.0%                0.00
580 Village Boulevard
Suite 140
W. Palm Beach, FL 33409

Officers and Directors as a group
 (2 persons)                       1,607,500            80.38%              16.08%

(1)Ms. JoAnn Augsback controls 70% of Jack Augsback & Co., Inc. that
owns 720,000 of the 1,515,000 common shares.   Mr. Jack Augsback owns
the remaining 30% of Jack Augsback & Co., Inc.

All of the principal shareholders have sole voting/sole investment power.


                  CERTAIN TRANSACTIONS

Jack Augsback provides office services to us that were valued at $300
for the period from inception to March 31, 2001.   Additionally, Mr.
Augsback paid $560 of organization expenses on our behalf during that
same period.   Mr. Augsback does not expect us to repay him and we are
not obligated to make this repayment.

Village XIII maintains a mailing address at the office of Jack Augsback, a director, but otherwise does not maintain an office. As a result, it pays no rent and incurs no expenses for maintenance of an
office.   Other than the $300 previously incurred, Village XIII does not anticipate paying rent or incurring office expenses in the future. It is likely that Village XIII will establish and maintain an office after completion of a business combination.

No officer, director, promoter, or affiliate of Village XIII has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by Village XIII through security holdings, contracts, options, or otherwise. Village XIII has adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock, in cash, or a combination of stock and cash. Any issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether or in what amount any stock issuances may be made.

Although management has no current plans to cause Village XIII to do so, it is possible that Village XIII may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by Village XIII's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to Village XIII's current stockholders, or requiring the future employment of specified officers and payment of salaries to them.

It is more likely than not that any sale of securities by Village XIII's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving Village XIII would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.


           SHARES ELIGIBLE FOR FUTURE SALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

Upon completion of this offering, we will have 2,000,000 shares outstanding. The 2,000,000 shares being registered in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Village XIII, as that term is defined in Rule 144 under the Securities Act
described below.   Sales of outstanding shares to residents of certain
states or jurisdictions may only be effected pursuant to a registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

Any unsold shares can only be resold to the public under a
registration statement.   Although these shares have been held since
inception and the holders have satisfied their Rule 144 holding period, a policy adopted in November 1999 by the SEC eliminates the availability of Rule 144 for blank check company shares sold in a private placement regardless of whether such private placement was conducted in compliance with an otherwise available exemption. Such compliance has been deemed "mere technical compliance" by the SEC staff. As a result, any unsold shares may only be sold through a registration statement before becoming eligible for secondary market trading.


          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS

Market Information.     Village XIII's common stock is not listed in
the pink sheets or in the OTC Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of record of Village
XIII's $.001 par value common stock, as of April 30, 2001 was 79.

Dividends.   Holders of Village XIII's common stock are entitled to
receive such dividends as may be declared by its board of directors.

Tradability. We do not meet the requirements for our stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements
of Rule 15g-9 under the Exchange Act.   Under this rule, broker/dealers
who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.


               DESCRIPTION OF SECURITIES

Common Stock

Village XIII's articles of incorporation authorize the issuance of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.

Cumulative voting for the election of directors is not permitted by the articles of incorporation. Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Village XIII, holders are entitled to receive, ratably, the net assets of Village XIII available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.

Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of Village XIII's common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Shares.   There are no preferred shares outstanding.   There
are no specific terms on the preferred shares.

Village XIII plans to furnish its stockholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. In the event Village XIII enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders. Additionally, Village XIII may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. Village XIII intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.


                       INDEMNIFICATION

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the
Securities Act of 1933.    The Nevada Revised Statutes allow a company
to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which the person believed to be in the best interests of Village XIII.

A determination may be made:

   -   by the shareholders
   - by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or
   -   by opinion of independent legal counsel;

in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of Village XIII may be indemnified against any cost, loss, or expense arising out of any
liability under the 33 Act.    Insofar as indemnification for
liabilities arising under the 33 Act may be permitted to directors, officers and controlling persons of Village XIII, Village XIII has been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy and is, therefore, unenforceable.


                       LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by Jody M. Walker, Attorney-At-Law.


                       LEGAL PROCEEDINGS

Village XIII is not involved in any legal proceedings as of the date of this prospectus.


                      ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Village XIII and the securities offered hereby, reference is made to the registration statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago

Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

We will voluntarily file periodic reports in the event our obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. The prospectus delivery period does not terminate until 90 days after the funds and securities are released from escrow or trust account under Rule 419. Requests for copies of said documents should be directed to Tammy Augsback, President.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those
contained in this prospectus.   If given or made, this information or
representation must not be relied on as having been authorized by Village XIII or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder will, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Village XIII since the date hereof.


                              EXPERTS

The audited financial statements included in this prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


                        INTERESTS OF NAMED
                        EXPERTS AND COUNSEL

Jody M. Walker, securities counsel, received 25,000 common shares for services rendered to Village XIII.

None of the other experts or counsel named in the prospectus are affiliated with Village XIII.

                   FINANCIAL STATEMENTS

Index to Financial Statements

Independent Auditors' Report dated May 2, 2001
Balance Sheet dated March 31, 2001
Statement of Operations for the period from inception (August 8, 2000) to March 31, 2001
Statement of Stockholders' Equity for the period from inception
(August 8, 2000) to March 31, 2001
Statement of Cash Flows for the period from inception (August 8, 2000) to March 31, 2001
Notes to Consolidated Financial Statements

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Village XIII Acquisition Corporation


We have audited the balance sheet of Village XIII Acquisition Corporation as of March 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception (August 9, 2000) to March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Village XI Acquisition Corporation as of March 31, 2001, and the results of its operations and cash flows for the period from inception (August 9, 2000) to March 31, 2001, in conformity with generally accepted accounting principles.




                       James E. Scheifley & Associates, P.C.
                             Certified Public Accountants

Dillon, Colorado
May 2, 2001

             Village XIII Acquisition Cororation
                (A Development Stage Company)
                        Balance Sheet
                       March 31, 2001

                           ASSETS

                                                                   2001
Current assets:
  Cash                                                        $        4
                                                              ----------
      Total current assets                                             4
                                                              ----------

Total assets                                                  $        4

                    STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                               $      -


Commitments and contingencies (Note 3 )

Stockholders' equity:
 Preferred stock, no par value,
  50,000,000 shares authorized, no shares
  issued and outstanding                                             -
 Common stock, no par value,
  100,000,000 shares authorized, 2,000,000
  shares issued and outstanding                                    2,860
 Unpaid stock subscriptions                                         (675)
 (Deficit) accumulated during
  development stage                                               (2,181)
                                                              ----------
                                                                       4
                                                              ----------
                                                              $        4



      See accompanying notes to financial statements.

               Village XIII Acquisition Corporation
                  (A Development Stage Company)
                     Statement of Operations
For the Period From Inception (August 9, 2000) to March 31, 2001

                                                               Period From
                                                               Inception To
                                                                 March 31
                                                                   2001
Operating expenses:
  Organizational expenses                                      $       560
  Professional fees                                                  1,000
  Office expenses                                                      621
Total operating expenses                                             2,181

                                                                ----------
Net loss before income taxes                                        (2,181)
Provision for income taxes                                               -
                                                                ----------

Net (loss)                                                     $    (2,181)


Per share information:
 Basic and diluted (loss) per common share                     $     (0.00)

 Weighted average shares outstanding                             2,000,000



        See accompanying notes to financial statements.

           Village XIII Acquisition Cororation
              (A Development Stage Company)
      Statement of Changes in Stockholders' Equity
For the Period From Inception (August 9, 2000) to March 31, 2001

                                                                                       Deficit
                                                                     Unpaid          Accumulated
                                              Common Stock            Stock         During Develop-
                        ACTIVITY           Shares       Amount     Subscriptions       ment Stage            Total
Shares issued for cash
  November 2000 @ $.001                   2,000,000   $     2,000   $     (975)      $      -             $    1,025

Capital contribution by officer                -              860         -                 -                    860

Collection of stock subscriptions
 in February 2001                              -             -             300              -                    300

Net (loss) for the period
 ended March 31, 2001                          -             -            -               (2,181)             (2,181)
                                         ----------   -----------    ---------        ----------          ----------

Balance, March 31, 2001                   2,000,000   $     2,860    $    (675)       $   (2,181)         $        4


    See accompanying notes to financial statements.

                      Village XIII Acquisition Corporation
                         (A Development Stage Company)
                            Statement of Cash Flows
       For the Period From Inception (August 9, 2000) to March 31, 2001

                                                                Period From
                                                                Inception To
                                                                  March 31
                                                                    2001
Net income (loss)                                                $    (2,181)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by officer                                              860
                                                                  ----------
  Total adjustments                                                      860
                                                                  ----------
  Net cash provided by (used in)
   operating activities                                               (1,321)

Cash flows from financing activities:
   Proceeds from sale of common stock                                  1,325
                                                                   ---------
  Net cash provided by (used in)
   financing activities                                                1,325
                                                                   ---------
Increase (decrease) in cash                                                4
Cash and cash equivalents,
 beginning of period                                                    -
                                                                   ---------
Cash and cash equivalents,
 end of period                                                     $       4


                See accompanying notes to financial statements.

                     Village XIII Acquisition Corporation
                        (A Development Stage Company)
                           Statement of Cash Flows
      For the Period From Inception (August 9, 2000) to March 31, 2001

                                                    Period From
                                                    Inception To
                                                      March 31
                                                        2001
Supplemental cash flow information:
   Cash paid for interest                            $     -
   Cash paid for income taxes                        $     -


               See accompanying notes to financial statements.

Village XIII Acquisition Corporation
Notes to Financial Statements
March 31, 2001

Note 1. Organization and Summary of Significant Accounting
Policies.

The Company was incorporated in Nevada on August 9, 2000.  The
Company's activities to date have been limited to organization and capital formation. The Company has not chosen its principal business activity. The Company's activities began in October 2000.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay stock based compensation during the period ended March 31, 2001.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement and therefore the reported net loss is equivalent to comprehensive net loss.

In March 1998, the American Institute of Certified Public
Accountants issued Statement of Position 98-1, Accounting for the
Costs of Computer Software Developed or Obtained for Internal Use

("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in any planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 - Reporting on the Costs of Start-Up Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred. The Company adopted the statement upon its inception and has charged $560 of organization costs to expense during the period ended March 31, 2001.


Note 2.  Stockholders' Equity.

During November 2000, the Company issued an aggregate of 2,000,000 shares of its common stock to a limited group of investors for cash aggregating $2,000 in private sale transactions. The shares were sold at a price of $.001 per share. The Company had not received $675 of proceeds from the sale of the shares as of the date of these financial statements and had classified the stock subscriptions receivable there from as a reduction of stockholders' equity.

Additionally, an officer provides office services to the Company that were valued at $300 for the period ended March 31, 2001. Additionally, the officer paid $560 of organization expenses in behalf of the Company during the period ended March 31, 2001. The officer does not expect repayment of the expenses paid and the Company is not obligated to make such repayment, therefore, the Company has recorded the expenses as a contribution to its capital by the officer.


Note 3. Commitments and contingencies

The Company neither owns nor leases any real or personal property. An officer of the Company provides office services and the costs thereof are included in administrative expenses. The fair value of such costs has been estimated to be approximately $50 per month and have been reflected in the accompanying financial statements.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during the period presented.

The Company has not provided for income taxes during the period ended March 31, 2001 as a result of an operating loss. The Company has a net operating loss carryforward at March 31, 2001 of approximately $2,180. The Company has fully reserved the deferred tax asset (approximately $327) that would arise from the loss carryforward since it is more likely than not that the Company will not sustain a level of operations that will provide sufficient taxable income to utilize the loss to reduce taxes in future periods.



   - End of Financial Statements

Until           , 2001 (90 days after the date of the prospectus), all
persons effecting transactions in the registered securities, whether or not participating in the offering, may be required to deliver a
prospectus.   These persons are still obligated to deliver a prospectus
when they act as underwriters and when they sell their unsold allotments or subscriptions.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24. Indemnification of Officers and Directors.
The bylaws of Village XIII provides that a director of the registrant will have no personal liability to the registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) under Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's bylaws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the bylaws also provides that the Registrant will indemnify to the full extent permitted under Nevada law any director, officer employee or agent of registrant who has served as a director, officer, employee or agent or the registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING VILLAGE XIII FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25. Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering that will be paid by Village XIII are estimated to be substantially as follows:

                                                                            Amount
                                                                            Payable
Item                                                                       By Village XIII
S.E.C. Registration Fees                                                    $  278.00
Printing and Engraving Fees                                                  2,500.00
Legal Fees                                                                  25,000.00
Accounting Fees and Expenses                                                 2,500.00
Miscellaneous                                                                2,500.00

Total                                                                      $32,778.00

Item 26.   Recent Sales of Unregistered Securities.

During the fourth quarter of 2000, we issued an aggregate of 2,000,000 common shares at a price of $.001 per share for an aggregate of $2000. We have unpaid stock subscriptions of $975.

These sales were made pursuant to an exemption from registration
pursuant to Section 505 of Regulation D.   Based on the relationship of
the investors to the officers and directors of Village, management represents that these sales were made to not more than 35
nonsophisticated investors.   No general solicitation was utilized.
The offering was approved and/or exempted by the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

Jack Augsback                  795,000
Jack Augsback & Co., Inc.      720,000
Jo Ann Augsback                 62,500
Tammy L. Augsback               30,000
Anthony Amrhein                 10,000
Timothy Augsback                10,000
Terry L. Benavente              10,000
Jack Augsback as custodian
  For Javier C. Benavente        5,000
Jack Augsback as custodian
   Alexandria J. Benavente       5,000
Jack Augsback as custodian
   Jeremy J. Benavente           5,000
Patricia A. Kelly               10,000
Todd J. Amrhein                 10,000
Tammy Sypniewski                10,000
Patricia A. Kelly as custodian
 for Jeffrey Kelly               2,000

Patricia A. Kelly as custodian
 for Alicia Kelly                2,000
Edna Hockney                    15,000
Debra L. Shaw                   10,000
Debra L. Shaw as custodia
   For Sara Shaw                 2,000
Charito Augsback                 5,000
Jack Augsback as custodian
   For Donald Rodriguez          1,500
Jack Augsback as custodian
   Jennifer Ramos                1,500
Jack Augsback as custodian
   Richard Ramos                 1,500
Jack Augsback as custodian
   Theresa Augsback              1,500
Jack Augsback as custodian
   For James Augsback            1,500
Janie Koch                       5,000
Charles Jarrett                  5,000
Jack Augsback & Co., Inc.      720,000
Mark V. Stys                    25,500
Carolyn Stys                    15,000
Mark V. Stys as custodian for
   J. Robert Stys                5,000
Mark V. Stys as custodian for
   Matthew R. Stys               5,000
Mark V. Stys as custodian for
   Michael V. Stys               5,000
Cynthia Wilcox                     500
Michael Wilcox                     500
Cynthia Wilcox as custodian
   For Sara Wilcox                 500
Cynthia Wilcox as custodian
   For Lindsay Wilcox              500
Michele O'Neill                    500
Michele O'Neill as custodian
   For Nicholas O'Heill            500
Glenn O'Neill                      500
Anna Stys                          500
Gerald Stys                        500
Jeff Stys                          500
Patricia Kachinsky                 500
Robert Kachinsky                   500
Amy Alessi                         500
Nick Alessi                        500
Beth O'Brien                       500
Kevin O'Brien                      500
Lisa Hickey                        500
Lisa Hichey as custodian
  For Jake Hickey                  500
Lisa Hichey as custodian
  For Timmy Hickey                 500
William Hickey                     500
Stephen Gordon                  10,000
Jack Augsback as custodian for
   Bailey Jarrett                1,000
Phillip Lewis                   10,000
Beverly Lewis                   10,000
Brandon Lewis                    5,000
Cheryl Lewis                     5,000
Cheryl Lewis as custodian
   For Dillon Lewis              2,000
Nancy Tomasetti                    500
Sandra Tomasetti                   500
Sandra Tomasetti as custodian
   For Laura Gaston                250
Laura Rabin Miller                 500
Laura Raybin Miller as custodian
   For Adam Raybin                 250
Barbara Levine                     250
Ellen Mulcahy                      500
Robert Mulcahy                     250
Beth Mulcahy                       250
Laura Raybin Miller as custodian
   For Raquel Grando               250
Laura Raybin Miller as custodian
   For Stacey Grando               250

Matthew Pirinea                    500
John Bergonzi                      250
Gerald Bergonzi                    250
Geraldine Bergonzi                 250
Gerald Bergonzi as custodian
   For Giancario Bergonzi          250
Gerald Bergonzi as custodian
   For Gabriella Bergonzi          250
Jody Walker                     25,000
Cheri C. Simon                  15,000
Terri A. Messner                10,000
Angelo A. Pucini                   500
Javier E. Benavente            100,000


Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation incorporated by reference
                    to Form SB-2 filed March 5, 2001
(3.1)             Bylaws incorporated by reference
                    to Form SB-2 filed March 5, 2001
(4)               Specimen certificate for common stock incorporated by
                  reference to Form SB-2 filed March 5, 2001
(4.1)             Subscription Agreement
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Escrow Agreement
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Consent of James E. Scheifley & Associates
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.
The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, , the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time will be deemed to be the initial bona fide offering.

 (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase
and the terms of any later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospectus, we will file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of W. Palm Beach, State of Florida on the 7th day of July, 2001.
                                  Village XIII Acquisition Corporation

                                  /s/Tammy Augsback
                                  --------------------------
                                  By: Tammy Augsback, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date

/s/Tammy Augsback,      Principal Executive Officer  July 7, 2001
--------------------    Principal Financial Officer
                          Controller Director

/s/Jo Ann Augsback       Vice President              July 7, 2001
--------------------         Director

/s/Jack Augsback       Secretary/Treasurer           July 7, 2001
--------------------         Director